UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2024

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2024, Scilex Holding Company (the “Company”) appointed Annu Navani, M.D. as a Class II director of the Company and as a member of the Commercialization and Transaction Committee of the Board of Directors of the Company (the “Board”).

Dr. Navani, age 54, founded and has served as the Chief Executive Officer of Comprehensive Spine and Sports Center since 2008 as a leader in interventional and multidisciplinary spine, musculoskeletal, and orthopedic care. She has also been serving as the Chief Medical Officer at Boomerang Healthcare since May 2022. Over the last decade, she has scaled a solo practice to a large multispecialty group practice with more than twenty service lines that operate via multiple state of the art centers in Northern and Southern California. Since 2003, Dr. Navani has served as a Clinical Professor in the Division of Pain Medicine at Stanford University School of Medicine. She has also served as an Advisor to Le Reve Regenerative Wellness, the center for cutting edge restorative and regenerative solutions for clinical applications and research, since 2013. Dr. Navani completed her Anesthesiology residency at the Medical College of Wisconsin, Milwaukee and Fellowship in Pain Medicine at the University of California, Davis. She is board certified in Anesthesiology and Pain Medicine by American Board of Anesthesiology, in Interventional Pain by American Board of Interventional Pain Physicians and in Regenerative Medicine by American Board of Regenerative Medicine.

In connection with her appointment to the Board, in accordance with the Company’s Non-Employee Director Compensation Policy, Dr. Navani will be granted an initial stock option to purchase 250,000 shares of common stock, which will vest monthly over a period of 48 months from the date of grant, subject to her continued service on the Board through each vesting date.

There are no family relationships between Dr. Navani and any director or executive officer of the Company, and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Navani has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

The Company will also enter into an indemnification agreement with Dr. Navani in the same form as its standard form of indemnity agreement with its other directors.

Item 8.01. Other Events.

On July 23, 2024, the Company issued a press release announcing the appointment of Annu Navani, M.D. as a new director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated July 23, 2024.

104 Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
Date: July 25, 2024	Title:	Chief Executive Officer and President